Legend Oil and Gas, Ltd. – 8-K

Exhibit 3.1

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

THE SOLE HOLDER OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

LEGEND OIL AND GAS LTD.

The undersigned, being all of the members of the Board of Directors (the “Board”) and the sole holder of Series B Convertible Preferred Stock of Legend Oil and Gas Ltd, a Colorado corporation (the “Corporation”), acting in accordance with Section 7-108-202 of the Colorado Revised Statutes, take the following actions and adopt and approve the following resolutions in lieu of holding meetings of the Board of Directors and the sole holder of the Series B Convertible Preferred Stock of the Corporation (the “Consent Action”), and direct that this Consent Action be filed in the official records of the Corporation.

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 100,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to increase the number of shares designated as Series B Preferred Stock pursuant to the Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock attached hereto as Exhibit A.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for an increase in the number of shares designated as Series B Convertible Preferred Stock from 9,643 shares to 10,643 shares pursuant to the Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock attached hereto as Exhibit A..

FURTHER RESOLVED, that Warren Binderman (the “Authorized Officer”) be, and hereby is, authorized, empowered and directed to take or cause to be taken all such further actions in the name and on behalf of the Company, and to prepare, execute and deliver or cause to be prepared, executed and delivered, and, where necessary or appropriate, file or cause to be filed with the appropriate governmental authorities, all such further instruments and documents in the name and on behalf of the Company, and to incur and pay all such fees and expenses as he shall in his judgment determine to be necessary or appropriate to carry out fully the intent and purposes of the foregoing resolutions and each of the transactions contemplated thereby, the taking of such actions or the execution of such instruments or documents to be conclusive evidence of the exercise of the discretionary authority conferred herein;

FURTHER RESOLVED, that the Board hereby authorizes and directs the Authorized Officer to prepare amendments, waivers or consents under any agreements or documents, including, without limitation, those referred to herein, as may be necessary or appropriate, which amendments, waivers or consents to such agreements or documents may provide for consent payments, fees or other amounts payable or other modifications or relief under such agreements or documents, the purpose of such amendments, waivers or consents being to facilitate consummation of the transactions contemplated by the foregoing resolutions or otherwise, and that such Authorized Officer be authorized to execute and deliver, in the name and on behalf of the Company, the amendments, waivers or consents under such agreements or documents as such Authorized Officer shall determine to be necessary or appropriate, in the forms negotiated by such Authorized Officer;

FURTHER RESOLVED, that any person dealing with any officer of the Company in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such officer and by his execution of any document, agreement or instrument, and the same shall be a valid and binding obligation of the Company, enforceable in accordance with its terms;

FURTHER RESOLVED, that all actions previously taken by the Board and the officers of the Company, or any of them, in connection with the transactions contemplated by these resolutions are hereby adopted, ratified, confirmed and approved in all respects;

FURTHER RESOLVED, that the officers of the Company are, and each of them is, authorized and empowered to certify to the passage of the foregoing resolutions under the seal of the Company or otherwise; and

FURTHER RESOLVED, that this Unanimous Written Consent may be executed by facsimile transmission or email transmission of a PDF file and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures delivered via facsimile transmission or by email transmission of a PDF file shall be deemed an original signature hereto.

[Remainder of page intentionally left blank; signatures appear on following page.]

IN WITNESS WHEREOF, the undersigned have given this Unanimous Written Consent as of December 14, 2016.

BOARD OF DIRECTORS OF
LEGEND OIL AND GAS LTD.

/s/ Warren S. Binderman
Warren S. Binderman

/s/ Jeffery Kaplin
Jeffery Kaplin

/s/ Alais Giffin
Alais Griffin

/s/ Neal Kaufman
Neal Kaufman

CONSENT OF HILLAIR CAPITAL INVESTMENTS, L.P.

HILLAIR CAPITAL INVESTMENTS, L.P.

By:	Sean McAvoy, Managing Member

EXHIBIT A

AMENDMENT TO CERTIFICATE OF DESIGNATION

OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

legend oil and gas, ltd.

AMENDMENT TO CERTIFICATE OF DESIGNATION

OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTIONS 7-110-101 AND 7-110-102 OF THE

COLORADO BUSINESS CORPORATION ACT

The undersigned, Warren S. Binderman, does hereby certify that:

1.

He is the President, Chief Financial Officer and Secretary of Legend Oil and Gas, Ltd., a Colorado corporation (the “Corporation”).

2.

The Corporation is authorized to issue 100,000,000 shares of preferred stock, 10,243 of which have been issued and remain outstanding.

3.

The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”) on December 14, 2016:

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 100,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to increase the number of designated shares of Series B Convertible Preferred Stock from 9,643 shares to 10,643 shares which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for an increase in the number of shares designated as Series B Convertible Preferred Stock from 9,643 shares to 10,643 shares pursuant to the Amended Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock set forth herein.

Section 1.

Section 2 of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock is hereby deleted in its entirety and replaced by the following:

“Section 2.

Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 10,643 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the “Stated Value”).”

RESOLVED, FURTHER, that the Chairman or the Chief Executive Officer of the Corporation be and they hereby are authorized and directed to prepare and file this Amendment to Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Colorado law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 4th day of January, 2017.

/s/ Warren S. Binderman
Name:	Warren S. Binderman
Title:	President, Chief Financial Officer and Secretary